Camden National Corporation Announces Quarterly Dividend

CAMDEN, Maine, June 25, 2013 /PRNewswire/ -- Gregory A. Dufour, president and chief executive officer of Camden National Corporation (NASDAQ®: CAC; the "Company") announced today that the board of directors of the Company declared a $0.27 per share dividend payable on July 31, 2013, for shareholders of record on July 15, 2013.

About Camden National Corporation
Camden National Corporation, recognized by Forbes as one of “America's Most Trustworthy Companies” in 2012 and 2013*, is headquartered in Camden, Maine, and is the holding company employing more than 500 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 49 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services. Learn more at www.CamdenNational.com. Member FDIC. *From Forbes.com March 18, 2013. © 2013 Forbes.com LLC. All rights reserved. Used by permission and protected by the Copyright Laws of the United States."

Forward-Looking Statements
This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

CONTACT: Susan Westfall, SVP Clerk, swestfall@camdennational.com, Tel. (207) 230-2096